EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of PB Bankshares, Inc. on Form S-8 of our report dated March 25, 2022, with respect to our audits of the consolidated financial statements of PB Bankshares, Inc. as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020, which appear in the Annual Report on Form 10-K of PB Bankshares, Inc for the year ended December 31, 2021.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
October 27, 2022